UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 2, 2015
(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adjustments to 2015 Base Salaries

On January 2, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Capstead Mortgage Corporation (the “Company”) increased the base salaries for each of the Company’s executive officers, effective January 1, 2015, as follows:

Executive	Current Annual Base Salary	Annual Base Salary Effective January 1, 2015
Andrew F. Jacobs	$750,000	$773,000
Phillip A. Reinsch	$420,000	$433,000
Robert R. Spears, Jr.	$525,000	$541,000
Michael W. Brown	$300,000	$309,000

2015 Annual Incentive Compensation Program Awards

The Committee also adopted the 2015 Annual Incentive Compensation Program applicable to the Company’s executive officers (the “2015 Short-Term Program”).  The 2015 Short-Term Program is substantially the same as the 2014 Annual Incentive Compensation Program adopted by the Committee in January 2014.  The 2015 Short-Term Program continues to provide specific metrics against which the Company’s performance is to be measured, specifically relative economic return, absolute economic return, relative operating efficiency and individual objectives for each of the executive officers.  Payouts under the 2015 Short-Term Program will continue to be determined formulaically, defining target and maximum payout percentages based on multiples of base salary, thereby limiting the maximum annual incentive payout for each executive officer.

The 2015 Short-Term Program is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.  This summary does not purport to be complete and is qualified in its entirety by reference to the actual 2015 Short-Term Program filed as Exhibit 10.1 with this Form 8-K.

Extension of Dividend Equivalent Rights (“DERs”) short-term incentive compensation program

In 2008 the Committee instituted an additional performance-based short-term incentive compensation program for executives that provides for quarterly cash payments equal to per share dividends declared on the Company’s common stock multiplied by a notional amount of non-vesting or “phantom” common shares, referred to as DERs.  DERs are not attached to any stock or option awards.  DERs outstanding at December 31, 2014 totaled 654,000 and were scheduled to expire July 1, 2015.  Effective January 2, 2015 the Committee extended the expiration dates of outstanding DERs to December 31, 2015.

2015 Long Term Awards

On January 2, 2015, the Committee also adopted long-term performance criteria for the 2015 incentive compensation awards (the “2015 Long-Term Award Criteria”) for the Company’s executive officers.  The 2015 Long-Term Award Criteria are substantially the same as the 2014 long-term performance criteria adopted by the Committee in 2013.  Immediately following the adoption of the 2015 Long-Term Award Criteria, the Committee granted performance units to the executive officers of the Company pursuant to the 2014 Flexible Long-Term Incentive Plan (the “Performance Units”).

The 2015 Long-Term Award Criteria provide specific metrics against which the Company’s performance is to be measured, specifically relative economic return, absolute economic return and relative total stockholder return.  The awards are in the form of Performance Units, which are convertible into shares of common stock of the Company following a three-year performance period ending December 31, 2017.  The number of shares of common stock into which the Performance Units are convertible is dependent on satisfaction of the performance metrics outlined in the 2015 Long-Term Award Criteria during the performance period.

For example, if the targeted performance levels are achieved over the three-year period, the Performance Units will convert into shares of common stock equal to the number of Performance Units granted.  If the Company exceeds the targeted performance levels and reaches maximum performance thresholds, the Performance Units will convert into shares of common stock equal to twice the number of Performance Units granted.  If the Company does not achieve the targeted performance levels but does achieve the minimum performance thresholds, the Performance Units will convert into shares of common stock equal to one-half the number of Performance Units granted.  If the Company does not achieve even the minimum performance levels, the Performance Units will expire without converting into any shares of common stock.  The conversion ratio will be adjusted to interpolate the appropriate conversion factor if performance levels are above the minimums but below the maximums.  Accordingly, the Performance Units could expire without converting into any shares of common stock or could be convertible into as many as 200% of the number of Performance Units granted.  The common stock, if any, into which the Performance Units are convertible will be issued by the Company following the end of the three-year performance period and on or prior to March 15, 2018.

The following Performance Units were awarded to the executive officers of the Company as of January 2, 2015:

Executive	Number of Performance Units	Number of shares of Common Stock into which the Performance Units are Convertible
Andrew F. Jacobs, President and Chief Executive Officer	93,058	0 – 186,116
Phillip A. Reinsch, Executive Vice President and Chief Financial Officer	52,127	0 – 104,254
Robert R. Spears, Jr., Executive Vice President and Director of Residential Mortgage Investments	65,128	0 – 130,256
Michael W. Brown, Senior Vice President - Asset and Liability Management	37,199	0 – 74,398

The 2015 Long-Term Award Criteria is filed with this Form 8-K as Exhibit 10.2 and is incorporated by reference herein.  This summary does not purport to be complete and is qualified in its entirety by reference to the actual 2015 Long-Term Award Criteria.

Each of the executive officers of the Company will enter into a Performance Unit Agreement with the Company in the form attached hereto as Exhibit 10.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1*	2015 Annual Incentive Compensation Program
10.2*	2015 Long-Term Award Criteria
10.3*	Form of Performance Unit Agreement

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

January 6, 2015	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch

Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*	2014 Annual Incentive Compensation Program
10.2*	2014 Long-Term Award Criteria
10.3*	Form of Performance Unit Agreement

*Filed herewith